Exhibit 10.1

PROMISSORY NOTE

FOR VALUE RECEIVED, and subject to the terms and conditions herein, PokerTek, Inc., a North Carolina corporation (the “Borrower”), hereby unconditionally promises to repay Multimedia Games, Inc., a Delaware corporation (the “Noteholder”) advancements up to the principal amount of $400,000 (the “Loan”), together with all accrued interest thereon, as provided in this Promissory Note (this “Note”).

1.
Advances. Noteholder hereby agrees that it will make available to Borrower up to $400,000 at the request of Borrower made at any time prior to December 31, 2014. Borrower may request advances from Noteholder from time to time by email to [     ] (each, a “Loan Request”). Such emails, and the financial and business records kept in the normal course of business reflecting the corresponding advances and any repayments by Borrower, shall be retained by the Noteholder and shall be prima facie evidence of the existence and amounts of the obligations of Borrower to repay (plus interest) the Loan in accordance with the terms of this Note. Provided that an Event of Default (as defined below) has not occurred and is not then continuing, the Noteholder agrees that it will fund each Loan Request made hereunder within three (3) Business Days of receipt thereof. For the purposes of this Note, “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the state of Texas are authorized or required by law or other government action to close.

2.	Prepayment. The Borrower may prepay the Loan in whole or in part at any time without penalty.

3.
Maturity Date. The aggregate unpaid principal amount of the Loan, including the entire unpaid principal of any advances, all accrued and unpaid interest and all other amounts payable under this Note, shall be due and payable on March 31, 2015 (the “Maturity Date”). The Maturity Date is subject to acceleration as provided for herein.

4.
Interest. The outstanding principal amount of any advances made hereunder shall bear interest at 5% from the date the advance was made until the advance is paid in full, whether on the Maturity Date, by prepayment, declaration from Noteholder or otherwise. Interest shall be payable quarterly in arrears to the Noteholder on January 1, April 1, July 1, and October 1 of each year. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), such overdue amount shall bear interest at the default interest rate of 15% from the date of such non-payment until such amount is paid in full. Interest as aforesaid shall be calculated on the basis of actual number of days elapsed over a year of 365 days.

5.
Payment Mechanics. All payments of interest and principal shall be made on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to Borrower from time to time. All payments made hereunder shall be applied first to the payment of any costs outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under this Note.

6.
Event of Default. Wherever used herein, “Event of Default” means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.           any default in the payment of (A) the principal, or (B) interest on this Note as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default is not cured within ten (10) Business Days after written notice from the Noteholder to Borrower;

ii.           (A) there is commenced against Borrower or any subsidiary thereof a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower or any subsidiary thereof which remains undismissed for a period of sixty (60) days; or (B) Borrower or any subsidiary thereof is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (C) Borrower or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty (60) days.

7.
Remedies Upon Event of Default. If any Event of Default occurs, the full principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Noteholder’s election, immediately due and payable in cash. The Noteholder need not provide and Borrower hereby waives any presentment, demand, protest or other notice of any kind, and the Noteholder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Noteholder at any time prior to payment hereunder and the Noteholder shall have all rights as a Noteholder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

8.
Negative Covenants. Until all amounts outstanding under this Note have been paid in full, Borrower shall not incur, create or assume any debt, other than debt incurred in the ordinary course of Borrower’s business, without the written consent of Noteholder, which consent will not be unreasonably withheld or delayed, nor shall Borrower violate any provision of the Merger Agreement to which the Noteholder and Borrower are parties.

9.
Affirmative Covenants. Borrower shall promptly provide Noteholder with notice upon the occurrence of a Borrower Material Adverse Effect. For purposes of this Note, “Borrower Material Adverse Effect” means any change, effect, event, occurrence, state of facts, circumstance or development that, individually or in the aggregate with all other changes, effects, events, occurrences, state of facts, circumstances or developments, results in any change or effect that is or would reasonably be expected to be materially adverse to the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of Borrower and Borrower’s subsidiaries, taken as a whole; provided, however, that none of the following shall constitute a Borrower Material Adverse Effect: (A) any change relating to the economy or securities markets in general; or (B) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industry in which Borrower participates.

10.	Notices. All notices, requests for advances and other communications shall be delivered via email as follows: (i) if to Borrower: [ ], with a copy to [ ] and (ii) if to Noteholder: [ ].

11.
Expenses. If this Note is referred to an attorney or if suit is brought to collect or interpret this Note or any part hereof or to enforce or protect any rights conferred upon Noteholder by this Note or any other document evidencing this Note, then Borrower promises and agrees to pay all costs, including reasonable attorneys’ fees, incurred by Noteholder.

12.
Governing Law. Any claim, controversy, dispute or cause of action based upon, arising out of or relating to this Note or the Loan shall be governed by the laws of the state of Texas and both parties agree to the courts of the state of Texas for jurisdiction and venue.

13.
Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

14.	Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto.

15.	No Waiver; Cumulative Remedies. No failure to exercise, on the part of the Noteholder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof.

16.	Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

ACKNOWLEGED AND AGREED AS OF THE 16th DAY OF JULY, 2014:

MULTIMEDIA GAMES, INC. By: /s/ Adam Chibb Adam Chibib, President	POKERTEK, INC. By: /s/ Mark Roberson Mark Roberson, CEO